Exhibit 99.1

CubeSmart Announces Pricing of 2,800,000 Shares of 7.75% Series A Cumulative Redeemable Preferred Shares

Wayne, PA — October 28, 2011 — CubeSmart (‘the “Company”) (NYSE: CUBE), a self-administered and self-managed real estate investment trust focused on self-storage facilities, today announced the pricing of an underwritten public offering of 2,800,000 shares of its newly issued 7.75% Series A Cumulative Redeemable Preferred Shares at a price of $25.00 per share for net proceeds of approximately $67.5 million, after deducting the underwriting discount and other estimated offering expenses payable by the Company.  The offering is expected to close on November 2, 2011.  The Company has granted the underwriters of the offering a 30-day option to purchase up to an additional 420,000 Series A Cumulative Redeemable Preferred Shares to cover over-allotments, if any. The Company offered and sold the shares pursuant to an effective registration statement under the Securities Act of 1933.

The Company has filed an application to list the Series A Cumulative Redeemable Preferred Shares on the New York Stock Exchange under the symbol “CUBEPrA.”

CubeSmart expects to use the net proceeds of the offering to fund a portion of the purchase price for its recently announced acquisition of 22 self-storage facilities from Storage Deluxe and for general corporate purposes.

Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated acted as joint book-running managers for the offering.  Morgan Keegan & Company, Inc., Raymond James & Associates, Inc. and Stifel, Nicolaus & Company, Incorporated acted as co-managers for the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the offered shares, nor shall there be any sale of such shares in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or other jurisdiction. The offering of CubeSmart’s Series A Cumulative Redeemable Preferred Shares will be made only by means of a prospectus and a related prospectus supplement, copies of which, when available, may be obtained by contacting Wells Fargo Securities, LLC, Attn: Capital Markets Client Support, 1525 West W.T. Harris Blvd., NC0675, Charlotte, North Carolina 28262, at 1-800-326-5897 or e-mail a request to cmclientsupport@wellsfargo.com, or Merrill Lynch, Pierce, Fenner & Smith Incorporated, 100 West 33rd Street, 3rd Floor, New York, NY  10001, Attn: Syndicate Operations or email dg.prospectus_requests@baml.com.

About the Company

CubeSmart is a self-administered and self-managed real estate investment trust.  CubeSmart owns or manages 456 facilities across the United States and operates the CubeSmart Network, which consists of approximately 838 additional self-storage facilities.

Forward-Looking Statements

Although the Company believes the expectations reflected in any forward-looking statements in this press release are based on reasonable assumptions, there can be no assurance that such expectations will be achieved. For example, the fact that this offering has priced may imply that this offering will close, but the closing is subject to conditions customary in transactions of this type and may be delayed or may not occur at all. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks and uncertainties that could cause the Company’s future results, performance, or achievements to differ significantly from the results, performance, or achievements expressed or implied by such statements. Such risks are set forth under the captions “Item 1A. Risk Factors” and “Forward-Looking Statements” in our annual report on Form 10-K and under the caption “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” (or similar captions) in our quarterly reports on Form 10-Q, and described from time to time in the Company’s filings with the SEC. For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Company Contact:

CubeSmart

Timothy M. Martin

Chief Financial Officer

(610) 293-5700